UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

FORM 8-K
____________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 23, 2021
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Virgin Galactic Holdings, Inc.
(Exact name of registrant as specified in its charter)
 ____________________________

Delaware	001-38202	85-3608069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

166 North Roadrunner Parkway, Suite 1C Las Cruces, New Mexico	88011
(Address of principal executive offices)	(Zip Code)
(575) 424-2100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 ____________________________

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SPCE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2020 Annual Cash Bonus Awards

On March 23, 2021, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Virgin Galactic Holdings, Inc. (the “Company”) approved the 2020 annual bonus awards for the named executive officers of the Company for the year ended December 31, 2020 other than Michael Colglazier, as set forth below, based on the achievement of designated Company performance metrics, as well as the Compensation Committee’s assessment of each executive’s individual performance during the Company’s 2020 fiscal year. On March 24, 2021, the Board approve the 2020 annual bonus for Mr. Colglazier (who, along with the other named executive officers, is referred to herein as the “Named Executive Officers”).

The Company previously disclosed in the Company’s annual report on Form 10-K previously filed previously filed with the Securities and Exchange Commission on March 1, 2021, as amended on March 11, 2021 (the “10-K”) that bonuses under its 2020 annual bonus program would be earned based on the achievement of corporate performance objectives and individual performance. The Company’s corporate performance objectives included achievement of five pre-established goals with equal weighting of 20% for each goal. The pre-established goals were set in the first quarter of 2020, and related to overall safety performance, commercialization, vehicle test flight readiness, and overall financial and internal program performance at the Company and/or subsidiary.

In 2020 the Company actually achieved goals relating to safety performance and internal program performance, but not the other performance goals; as such, 40% of each executive’s 2020 target bonus was earned. The Compensation Committee also conducted a review of each executive’s (other than Mr. Colglazier’s) performance in 2020 and determined to award additional discretionary bonuses to Mr. Moses and Ms. Kley. The following table sets forth the total annual bonus paid to each Named Executive Officer:

Named Executives Officers	2020 Annual Bonus
Michael Colglazier	$452,055
George Whitesides	$0
Jonathan Campagna	$70,000
Michael Moses	$165,000
Michelle Kley	$135,000
Enrico Palermo	$78,000

Pursuant to his employment agreement, Mr. Colglazier, the Company’s Chief Executive Officer, was eligible to receive a bonus equal to 100% of his base salary earned in 2020. George Whitesides, the Company’s former Chief Executive Officer and former Chief Space Officer, departed from the Company on February 25, 2021 and was not eligible to receive the 2020 annual bonus. Mr. Palermo’s 2020 bonus was pro-rated to reflect the time he was employed by our Company prior to his December 2020 departure.

The other compensation for the Named Executive Officers was previously reported by the Company in the Summary Compensation Table for 2020 included in the Form 10-K. However, as of the date of the Form 10-K, the 2020 annual bonus awards for the 2020 Named Executive Officers were not calculable, and therefore the amounts were omitted from the Summary Compensation Table for 2020.

The table below updates the previously reported Summary Compensation Table by including the 2020 annual bonus awards payable to each Named Executive Officer, and revising the total compensation amount for 2020 for each Named Executive Officer.

Name and Principal Position	Bonus ($)(1)	Non Equity Incentive Plan Compensation ($)(2)	Total ($)
Michael Colglazier	$ 952,055(3)	$0	$21,705,600
Chief Executive Officer and President
George Whitesides	$0	$0	$14,903,717
Former Chief Executive Officer and Former Chief Space Officer (4)
Jonathan Campagna	$0	$70,000	$6,314,123
Former Chief Financial Officer
Michael Moses	$95,000	$70,000	$9,342,979
President, Missions and Safety of Galactic Enterprises, LLC
Michelle Kley	$65,000	$70,000	$511,373
Executive Vice President, General Counsel and Secretary
Enrico Palermo	$0	$78,000	$11,534,995
Former Chief Operating Officer (5)

(1)	Amounts represent the annual bonus payable to each Named Executive Officer (other than Messrs. Colglazier and Whitesides) for 2020 based on individual performance as determined by the Compensation Committee in its discretion.
(2)
Amounts represent the portion of the annual bonuses payable to each Named Executive Officer (other than Messrs. Colglazier and Whitesides) for 2020 based on achievement of designated Company performance metrics.

(3)
Amount represents (i) one-half of Mr. Colglazier’s signing bonus ($500,000), which was paid to him in July 2020, and (ii) the pro-rated 2020 annual bonus award payable to Mr. Colglazier pursuant to the terms of his employment agreement, which is equal to the product of 100% multiplied by the base salary earned by Mr. Colglazier from July 20, 2020 through December 31, 2020.

(4)	In July 2020, Mr. Whitesides transitioned to become our Chief Space Officer before departing from the Company in February 2021. Mr. Whitesides was not eligible to receive a 2020 annual bonus award.
(5)	Amount represents the 2020 annual bonus award payable to Mr. Palermo, based on his time employed by us during 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virgin Galactic Holdings, Inc.

Date: March 26, 2021	By:	/s/ Michael Colglazier
	Name:	Michael Colglazier
	Title:	Chief Executive Officer and President